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                                                     Exhibit 10.1


                                                     Appendix A

                          EQUITY COMPENSATION PLAN
                       FOR NON-EMPLOYEE DIRECTORS OF
                        FIRST WESTERN BANCORP, INC.
                        AND FIRST WESTERN BANK, N.A.

ARTICLE I. General

1.01. PURPOSE. It is the purpose of the Plan to promote the interests of the Company and its shareholders by attracting, retaining and providing an incentive to Non-Employee Directors through the acquisition of a proprietary interest in the Company and an increased personal interest in its continued successful performance and progress. This purpose will be served by providing for the issuance of shares of Common Stock and Options to Non-Employee Directors in lieu of cash payments.

1.02 ADOPTION AND TERM. The Plan has been approved by the Boards effective as of February 17, 1998 (the "Effective Date"). The Plan shall terminate without further action upon the earlier of (a) the tenth anniversary of the Effective Date and (b) the first date upon which no shares of Common Stock remain available for issuance under the Plan.

1.03 DEFINITIONS. As used herein the following terms have the following meanings:

(a) ANNUAL RETAINER AMOUNT shall mean the amount payable to Non-Employee Directors as the annual retainer. Fees for service as chair of a Board committee shall be considered part of the annual retainer for purposes of this Plan.

(b) AUTOMATIC OPTIONS shall have the meaning given to such term in Section
4.03.

(c) BANK means First Western Bank, N.A., and any successor thereto.

(d) BANK BOARD means the Board of Directors of the Bank.

(e) BOARD means either or both of the Company Board and the Bank Board.

(f) CHANGE IN CONTROL means any one of the following events:

     (i) Upon the Company Board learning that an outside party, or group of persons acting together in concert, has acquired 25% or more of the Common Stock.

     (ii) Upon the commencement of a tender offer to acquire 50% or more of the Common Stock of the Company.

     (iii) Upon the approval of the Company Board of a reorganization plan under which the Company is to be merged, consolidated, or otherwise combined (or its assets purchased) so that shareholders of the Company following such reorganization shall own less than a majority of the shares carrying voting rights in such surviving or acquiring corporation.

     (iv) The Company Board approves any liquidation of substantially all assets or any distribution of assets of the Company or of a subsidiary of the Company when such assets being distributed have a value equaling or exceeding 30% of the value of the assets of the Company prior to such distribution.

     (v) One-third or more of the membership of the Company Board consists of members not recommended for membership by the Company or the Company Board.

(g) CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

(h) COMMON STOCK means the common stock, par value $5.00 per share, of the Company.

(i) COMPANY means First Western Bancorp, Inc., a Pennsylvania corporation, and any successor thereto.

(j) COMPANY BOARD means the Board of Directors of the Company.

(k) COMPENSATION YEAR means each annual period during the term of this Plan beginning on a Meeting Date and ending on the day immediately preceding the next Meeting Date.

(l) CURRENT DIRECTOR shall have the meaning given to such term in Section
4.01(b).

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(m) DEFERRED COMPENSATION PLAN means the First Western Bancorp, Inc. Deferred
Compensation Plan for Directors, as the same may be amended from time to time.

(n) DIRECTOR means a member of the Company Board or the Bank Board.

(o) EFFECTIVE DATE shall have the meaning given to such term in Section 1.02.

(p) EMPLOYEE means any employee of the Company or an affiliate.

(q) EXERCISE PRICE means the exercise price of an Option.

(r) FAIR MARKET VALUE means, as of any given date, the fair market value of one share of Common Stock, as determined by the Company Board in good faith based on (a) the average between the high and the low prices of actual sales of Common Stock on such date as reported on any stock exchange on which the Common Stock is then listed or any quotation system approved by the National Association of Securities Dealers then reporting sales of Common Stock, or if no actual sales of Common Stock are reported on such date then (b) the average of the bid and asked prices for Common Stock as reported as of such date on any stock exchange on which the Common Stock is then listed or any quotation system approved by the National Association of Securities Dealers then reporting such bid and asked prices or, of there be no recent bid or asked prices then (c) as determined by the Company Board in good faith pursuant to the principles of Section 422 of the Code and Regulations issued thereunder based on trading information, appraisals, or other financial data as the Company Board deems to be relevant.

(s) MEETING DATE means each date on and after the Effective Date on which the Annual Meeting of the Company's shareholders occurs.

(t) MEETING FEES means the fees payable by the Company to Non-Employee Directors for attendance at meetings of the Board or any committee thereof.

(u) MEETING FEE SHARES shall have the meaning given to such term in Section 4.02(a).

(v) NEW DIRECTOR shall have the meaning given to such term in Section
4.01(a).

(w) NON-EMPLOYEE DIRECTOR means a Director who is not an Employee.

(x) OPTION means an option to purchase Common Stock granted under this Plan. The Options granted under the Plan shall not be incentive stock options within the meaning of Section 422 of the Code.

(y) OPTION VALUE means the value of an Option as of a given date determined in accordance with the Black-Scholes option valuation model or such other recognized option valuation model used by the Company for financial accounting purposes, but using such assumptions as the Company Board may determine to be appropriate for the Plan, which assumptions need not be the same as those used for purposes of the Company's financial statements.

(z) PLAN means this Equity Compensation Plan for Non-Employee Directors of First Western Bancorp, Inc., as it may hereafter be amended from time to time.

(aa) RETAINER FEE OPTION shall have the meaning given to such term in Section 4.01(a).

1.04 NUMBER OF SHARES. Subject to adjustment in accordance with Section 5.01, up to an aggregate of 200,000 shares of Common Stock may be issued under the Plan. Such shares may be authorized and unissued shares or shares which shall have been issued and subsequently reacquired by the Company.

ARTICLE II. Administration

2.01 THE COMPANY BOARD. The Plan shall be administered by the Company Board. Subject to the provisions of the Plan, the Company Board shall have the authority and sole discretion to interpret and construe the Plan, promulgate, amend and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Company Board shall be final and conclusive.

ARTICLE III. Participation

3.01 PARTICIPATION. Each Non-Employee Director shall participate in the Plan on the terms and conditions set forth herein.

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ARTICLE IV. Retainer and Meeting Fees and Automatic Option Grants

4.01 RETAINER FEES.

(a) NEW DIRECTORS. Each Non-Employee Director who first becomes a Non-Employee Director on or after the Effective Date (a "New Director") shall receive no cash retainer fee but instead will receive an annual retainer fee in the form of Options ("Retainer Fee Options"). These annual grants of Retainer Fee Options shall be made as of each Meeting Date. The Retainer Fee Options granted to each such Non-Employee Director will have an Option Value as of the date of grant equal to the Annual Retainer Amount for the applicable Compensation Year.

(b) CURRENT DIRECTORS. Each person who was a Non-Employee Director immediately prior to the Effective Date (a "Current Director") will receive Retainer Fee Options as of each Meeting Date in the same manner as a New Director, except that each Current Director may make a one-time election, at any time prior to the 1998 Meeting Date, to receive as of each applicable Meeting Date all (but not less than all) of his or her Annual Retainer Amount in the form of cash rather than Retainer Fee Options; PROVIDED, HOWEVER, that a Current Director, after making such an election to receive cash, may revoke such election prospectively and irrevocably and receive all (but not less than all) of his or her future Annual Retainer Amounts in the form of Retainer Fee Options. Any cash payable to a Non-Employee Director shall be subject to elective deferral by such Director under the Deferred Compensation Plan.

(c) RETAINER FEE OPTION TERMS. The Exercise Price of each Retainer Fee Option will equal the Fair Market Value of the underlying shares of Common Stock on the date of grant of such Option. Retainer Fee Options will vest and become exercisable in three substantially equal installments on the last day of June, September and December immediately following the date of grant. Vesting shall accelerate upon (i) the Non-Employee Director's retirement from the Board on or after attaining age 65 or death or total and permanent disability while serving as a Director or (ii) upon the occurrence of a Change in Control. Except as provided in the immediately preceding sentence unvested Retainer Fee Options shall expire upon termination of Board service for any reason, and vested Options shall expire upon the earlier to occur of (A) ten years from the date of grant of the Option; and (B) the later of (i) one year following the Non-Employee Director's cessation of Board service for any reason and (ii) in the case of a Non-Employee Director's retirement from the Board on or after attaining age 65, three years from the date such Option first became exercisable.

4.02 MEETING FEES.

(a) NEW DIRECTORS. Each New Director shall automatically receive all Meeting Fees in the form of restricted shares of Common Stock ("Meeting Fee Shares"). The Meeting Fee Shares will be issued as of the end of each calendar quarter, but shares will not be transferable by the Non-Employee Director for two years from the date of issuance, except that gifts and other transfers to immediate family members, or to trusts, partnerships or other estate planning vehicles for the benefit of immediate family members, shall be permitted, provided that any such transferee shall agree to be subject to the foregoing transfer restrictions. The transfer restrictions shall automatically lapse
(i) if the New Director retires from Board service on or after attainment of age 65 or dies or becomes totally and permanently disabled while serving as a Director or (ii) upon the occurrence of a Change in Control. Meeting Fee Shares shall not be subject to forfeiture. The number of Meeting Fee Shares issuable to a Non-Employee Director as of each quarter-end shall be determined by dividing the amount of Meeting Fees payable to such Director as of such date by a per share Common Stock price equal to fifty percent (50%), or such greater percentage as the Board may determine, of the Fair Market Value of the Common Stock on such quarter-end issue date.

(b) CURRENT DIRECTORS. Current Directors shall receive Meeting Fee Shares in the same manner as a New Director, except that each Current Director may make a one-time election, at any time prior to the 1998 Meeting Date, to receive all (but not less than all) of his or her Meeting Fees in the form of cash rather than Meeting Fee Shares; PROVIDED, HOWEVER, that a Current Director, after making such an election to receive cash, may revoke such election prospectively and irrevocably and receive all (but not less than all) of his or her future Meeting Fees in the form of Meeting Fee Shares. Any cash payable to a Non-Employee Director shall be subject to elective deferral by such Director under the Deferred Compensation Plan.

(c) ANNUAL ELECTION.  Notwithstanding and in lieu of the provisions of
Section 4.02(a) and (b), each Non-Employee Director who would otherwise be receiving Meeting Fees in the form of Meeting Fee Shares with

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respect to a calendar year (i.e all New Directors and each Current Director who did not elect to receive his or her Meeting Fees in cash) may irrevocably elect prior to the commencement of such calendar year, or in the case of calendar year 1998, prior to the 1998 Meeting Date, to have all (but not less than all) of his or her Meeting Fees for such calendar year deferred under the Deferred Compensation Plan. If a Director makes such an election, the Company shall credit to such Director under the Deferred Compensation Plan as of the last day of each calendar quarter during such year a number of shares of Common Stock equal to the number of Meeting Fee Shares that would have been issued to such Director but for such deferral election.

4.03 AUTOMATIC OPTION GRANTS. Each New Director will receive an automatic Option grant for 1,000 shares of Common Stock, effective as of his or her first date of Board service ("Automatic Options"). The Exercise Price of each Automatic Option will equal the Fair Market Value of the underlying shares of Common Stock on the date of grant of the Option. Automatic Stock Options will vest in three substantially equal installments on the first, second and third anniversaries of the date of grant. Vesting will accelerate upon (a) the Participant's retirement from the Board on or after attainment of age 65 or death or total and permanent disability while serving as a director or (b) the occurrence of a Change in Control. A Current Director shall receive a grant of Automatic Options, as of the 1998 Meeting Date, only if such Current Director does not elect to receive any portion of his or her Retainer Fees or Meeting Fees in cash pursuant to Sections 4.01(b) and 4.02(b). Unvested Automatic Stock Options shall expire upon termination of Board service for any reason and vested options shall expire upon the earlier to occur of (A) ten years from the date of grant of the option; or (B) the later of (i) one year following the Non-Employee Director's cessation of Board service for any reason and (ii) in the case of a Non-Employee Director's retirement from the Board on or after attaining age 65, three years from the date such Option first became exercisable.

4.04 EXERCISE OF OPTIONS. The Exercise Price for each Option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of such cash the person exercising the Option may pay the Exercise Price in whole or in part by delivering to the Company shares of Common Stock having a Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; except that (i) any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the Exercise Price of an Option. The date of exercise of an Option shall be determined under procedures established by the Company Board, and as of the date of exercise the person exercising the Option shall be considered for all purposes to be the owner of the shares with respect to which the Option has been exercised.

4.05 OPTIONS NON-TRANSFERABLE. No Option shall be transferable by a Non-Employee Director otherwise than by will, or if the holder dies intestate, by the laws of descent and distribution of the state of domicile of the Non-Employee Director at the time of death. All Options shall be exercisable during the lifetime of the Non-Employee Director only by the Non-Employee Director or the his or her guardian or legal representative.

ARTICLE V. MISCELLANEOUS

5.01 ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

(a) If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock set forth in Section 1.04, for each share of the Common Stock subject to any then outstanding Option, and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding Option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

(b) In case of any adjustment or substitution as provided for in this Section 5.01, the aggregate Exercise Price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new Exercise Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

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(c) No adjustment or substitution provided for in this Section 5.01 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

5.02 AWARD AGREEMENTS. Each grant of Options and issuance of Meeting Fee Shares under the Plan shall be evidenced by a written agreement between the Non-Employee Director and the Company in such form as the Company Board shall approve from time to time.

5.03 AMENDMENT AND TERMINATION. The Company Board shall have complete power and authority to amend and/or terminate the Plan at any time; PROVIDED, HOWEVER, that any such amendment or termination shall not, without the consent of a Director reduce the Director's rights with respect to amounts previously earned hereunder.

5.04 REQUIREMENTS OF LAW. The issuance of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required. Stock certificates issued hereunder shall bear such restrictive legends as the Company Board may deem necessary or appropriate.

5.05 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Plan to the contrary, no fractional Meeting Fee Shares or fractional Options shall be awarded; all fractional shares shall be rounded up to the next highest whole share.

5.06 NO GUARANTEE OF MEMBERSHIP. Nothing in the Plan shall confer upon a Non-Employee Director any right to continue to serve as a Director.

5.07 RIGHTS AS SHAREHOLDERS. Persons receiving awards under this Plan shall have no rights as Shareholders of the Company unless and until certificates for shares of Common Stock are issued to such persons.

5.08 CONSTRUCTION. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

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